EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S¬3 (File numbers 333-162039, 333-161504, 333-162792, 333-184094, 333-186103, 333-196243 and 333-205444) and Form S¬8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477, 333-184092 333-198244, 333-206538 and 333-214031) of CEL-SCI Corporation of our report dated December 29, 2017, relating to the financial statements, which appear in this Form 10-K. Our report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

McLean, Virginia
December 29, 2017